Exhibit 10.2

AMENDMENT NUMBER ONE TO THE
TERMS AND CONDITIONS
TO THE INCENTIVE STOCK OPTION AWARD
PURSUANT TO
GRAND RIVER COMMERCE, INC.
2009 STOCK INCENTIVE PLAN

This Amendment Number One (the “Amendment”) to the Terms and Conditions to the Incentive Stock Award Agreement by and between Grand River Commerce, Inc. (the “Company”) and Robert P. Bilotti (the “Participant”) is entered into this 31st day of January, 2011.

WHEREAS, the Company granted certain options to the Participant under the Grand River Commerce, Inc. 2009 Stock Incentive Plan (“Plan”) pursuant to the Participant’s Executive Employment Agreement, dated April 30, 2009 with Grand River Bank, a wholly-owned subsidiary of the Company, and pursuant to the terms of an Award Agreement (herein so called) dated June 23, 2009, subject to Terms and Conditions attached thereto; and

WHEREAS, Participant is expected to terminate his salaried employment with the Bank on or about January 31, 2011 (“Effective Date”) and continue to serve as a non-salaried Chairman of the Bank; and

WHEREAS, in connection with such changes in the scope of his employment with the Bank, the Company and the Participant wish to modify certain provisions of the Terms and Conditions applicable to the Options granted to Participant under the Award Agreement; and

NOW, THEREFORE, Participant and the Company hereby agree as follows:

1. Modification and Extension of Options.  The Award Agreement and the Terms and Conditions attached thereto are hereby modified as follows:

(a) Vesting of Options.  All Options granted to Participant under the Award Agreement that have not been exercised as of the Effective Date shall continue to vest and become exercisable pursuant to Schedule 1 of the Award Agreement.

(b) Term of Options.  All Options granted to Participant under the Award Agreement may be exercised at any time during the term of the Option determined under Section 3(c) of the Terms and Conditions without regard to Participant’s termination of employment.

2. Affect on Incentive Status.  Participant understands that the Options granted under the Award Agreement will cease to be incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) on the date that is three months after the Effective Date.  The Company may take such actions as it deems necessary or appropriate to comply with any tax withholding obligations as contemplated by Section 6 of the Terms and Conditions, including but not limited to reducing the number of shares issued to Participant in order to assure payment of such taxes.

3. Supersession of Award Agreement.  The terms of the Amendment shall control over any conflicting provisions of the Plan, the Award Agreement, or the Terms and Conditions attached thereto.  To the extent necessary, this Amendment shall be considered an amendment of the Plan.  Except as provided herein, the Plan, the Award Agreement and the Terms and Conditions shall continue to apply.

4. Other Terms and Conditions of Termination of Employment.  This Amendment is part of an overall agreement with Participant pertaining to the change in terms of his employment with the Bank and is subject to compliance with such other terms.  It is expected that other agreements or arrangements may be made with Participant pertaining to such change, including but not limited to the Acknowledgement and Release Agreement by and between the Participant and the Bank.  This Amendment shall be of no force or effect if the Acknowledgement and Release Agreement is not executed concurrently with this Amendment.  In addition, any action or failure to act by Participant that constitutes a breach of his obligations under such other agreements shall automatically cancel this Amendment with regard to any Options that remain unexercised as of the date of such breach.

IN WITNESS WHEREOF, the Participant and the Company have executed and made effective this Amendment as of the date set forth above.

GRAND RIVER COMMERCE, INC.

By:	/s/ Jerry A. Sytsma

Its:	Secretary

PARTICIPANT:

/s/ Robert P. Bilotti
Robert P. Bilotti